Exhibit 32.2

CERTIFICATIONS

Gary Freeman, being the Chief Financial Officer of Silvergraph International, Inc., hereby certify as of this 19th day of November, 2007, that the Form 10-QSB for the Quarter ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Silvergraph International, Inc.

/s/ Gary Freeman
Gary Freeman, Chief Financial Officer